INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of the 10th day of October, 2000 (the "Agreement") Is by and among Beryllium International, Corp. a Utah corporation (the "Indemnifier"); and Richard D. Moody its' former Vice President, Treasurer and Director hereinafter referred to as (the "Indemnitee").

                                WITNESSETH:

WHEREAS, Indemnitee has executed his Resignation as a Director and from all Offices of Beryllium International, Corp. affective as of October 10, 2000.

WHEREAS, Indemnifier wishes to Indemnify and Hold-Harmless the Indemnitee.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Indemnifier agrees to Indemnify and Hold Harmless the Indemnitee from and against any and all damages, losses, obligations, liabilities, claims, encumbrances, penalties, costs and expenses, including reasonable attorney's foes, which the Indemnities may suffer or incur, resulting from:

    /s/ RDM

(a) Having been an Officer or Director of the Indemnifier.

(b) Misrepresentations breach of warranty or nonfulfillment of any of the covenants or agreements of the Indemnifier or its engaged Consultants acting with or without specific instructions or authority of the Indemnifier.

(c)	Any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments, and claims arising out of the foregoing.

2. 	This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Utah.


3. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

4. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.


          Exhibit 99.8 - Pg. 1


IN WITNESS WHEREOF, the parties have executed this Agreement as of the 13th day of October, 2000


INDEMNIFIER:
Beryllium International, Corp


By: ___/s/Matthew P. Dwyer______
Matthew P. Dwyer
Its: PRESIDENT
     ---------


INDEMNITEE:
Richard D. Moody

                       10/12/00

Signed: __/s/Richard D. Moody____
        Richard D. Moody





          Exhibit 99.8 - Pg. 2